For Immediate Release For Further Information
 Refer to:  John J. Haines
 260-824-2900

FRANKLIN ELECTRIC DECLARES PAYMENT OF
QUARTERLY CASH DIVIDEND ON COMMON STOCK

Bluffton, Indiana, May 6, 2011 – R. Scott Trumbull, Chairman and Chief Executive Officer of Franklin Electric Co., Inc., (NASDAQ:FELE) announced today that the Board of Directors declared a quarterly cash dividend of  $.135  per share payable May 26, 2011 to shareowners of record on May 12, 2011.  This represents an increase from the prior quarterly dividend of $.13 per share.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending January 1, 2011, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.